Exhibit 99.1
BIOHAVEN ANNOUNCES PRELIMINARY 3Q2021 NET PRODUCT REVENUE FOR NURTEC ODT, THE FIRST AND ONLY MIGRAINE MEDICATION FOR BOTH ACUTE AND PREVENTIVE TREATMENT

- NURTEC® ODT achieved preliminary net product revenue of approximately $136 million for the third quarter of 2021

- Launch to date net product revenue for NURTEC ODT is approximately $336 million with over 1,000,000 prescriptions filled since initial product launch in March 2020

- NURTEC ODT is now the market leader for new oral migraine therapies and currently accounts for approximately 61% of new-to-brand prescriptions (NBRx) for oral CGRP-targeting drugs

NEW HAVEN, Conn., October 5, 2021/PRNewswire/ --- Biohaven Pharmaceutical Holding Company Ltd. (NYSE: BHVN; the “Company” or “Biohaven”), a biopharmaceutical company with a portfolio of innovative, late-stage product candidates, today announced preliminary net product revenue of NURTEC ODT (rimegepant) for the third quarter of 2021.

Based on preliminary unaudited financial information, the Company reported $136 million in net product revenue from sales of NURTEC ODT in the third quarter of 2021. Total prescriptions of NURTEC ODT from product launch to date (as of September 30, 2021) were over 1,000,000, with approximately 46,000 unique prescribers.

The foregoing information reflects the Company’s estimate with respect to net product revenue for NURTEC ODT based on currently available information, which is preliminary and unaudited, is not a comprehensive statement of the Company’s financial results and is subject to completion of the Company’s financial closing procedures. The Company’s final results which will be issued upon completion of its closing procedures may vary from these preliminary estimates.

Exhibit 99.1
NURTEC ODT 75 mg is the first and only dual-therapy migraine medication approved for both the acute treatment and preventive treatment of migraine.

Vlad Coric, M.D., Chief Executive Officer of Biohaven commented, “NURTEC ODT has become the market leader in oral CGRP targeting migraine therapies and we are thrilled to report preliminary net product revenue increased by 46% versus second quarter 2021, reaching $136 million in the third quarter. As the first and only dual-therapy medication indicated to both treat and prevent migraines, NURTEC ODT has redefined the treatment paradigm for individuals suffering from migraine. Finally, patients have a single medication that can both treat and prevent migraine attacks, allowing patients and their doctors the ability to easily customize migraine therapy as needed.”

Approximately 40 million people in the U.S. and approximately one billion individuals worldwide suffer from migraine. Migraine is the 3rd most prevalent illness in the world and the World Health Organization classifies migraine as one of the 10 most disabling medical illnesses.

BJ Jones, Chief Commercial Officer, added, “We continue to receive overwhelmingly positive feedback from patients and healthcare providers about the ability of NURTEC ODT to treat and prevent migraine with a single medication. Our team remains passionate about improving the lives of patients by delivering this first and only dual-therapy migraine medicine."

NURTEC ODT 75 mg is the only migraine medication approved as a dual therapy for both acute and preventive treatment, and is the first oral CGRP receptor antagonist approved for the preventive treatment of migraine. NURTEC ODT targets a root cause of migraine by reversibly

Exhibit 99.1
blocking CGRP receptors, thereby inhibiting the biologic cascade that results in a migraine attack. A single dose of NURTEC ODT can deliver fast pain relief with some patients returning to normal function by 60 minutes and has a lasting effect of up to 48 hours for many patients. NURTEC ODT can be taken up to once daily, up to 18 doses/month, as needed to stop migraine attacks or taken every other day to help prevent migraine attacks and reduce the number of monthly migraine days. NURTEC ODT does not have addiction potential and is not associated with medication overuse headache or rebound headache.

NURTEC ODT was approved by the U.S. Food and Drug Administration (FDA) for the acute treatment of migraine in February 2020 and for the preventive treatment of episodic migraine in May 2021 with commercial launch commencing within weeks of the approvals.

About Biohaven

Biohaven is a commercial-stage biopharmaceutical company with a portfolio of innovative, best-in-class therapies to improve the lives of patients with debilitating neurological and neuropsychiatric diseases, including rare disorders. Biohaven's neuroinnovation portfolio includes FDA-approved NURTEC ODT (rimegepant) for the acute and preventive treatment of migraine and a broad pipeline of late-stage product candidates across three distinct mechanistic platforms: CGRP receptor antagonism for the acute and preventive treatment of migraine; glutamate modulation for obsessive-compulsive disorder, Alzheimer's disease, and spinocerebellar ataxia; and myeloperoxidase (MPO) inhibition for amyotrophic lateral sclerosis. More information about Biohaven is available at www.biohavenpharma.com.

Exhibit 99.1
Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve substantial risks and uncertainties, including statements that are based on the current expectations and assumptions of the Company's management. All statements, other than statements of historical facts, included in this press release regarding the Company's business and product candidate plans and objectives are forward-looking statements. Forward-looking statements include those related to: the preliminary nature of net product revenue for NURTEC ODT, commercialization and sales of NURTEC ODT and the potential approval and commercialization of other product candidates, the effect of the ongoing COVID-19 pandemic on Biohaven, the expected timing, commencement and outcomes of Biohaven's planned and ongoing clinical trials, the timing of planned interactions and filings with the FDA, the timing and outcome of expected regulatory filings, including the need for any REMS or Advisory Committee meetings, the potential for Biohaven's product candidates to be first in class or best in class therapies and the effectiveness and safety of Biohaven's product candidates. The use of certain words, including "believe", "continue", "may", "on track", "expects" and "will" and similar expressions, are intended to identify forward-looking statements. Various important factors could cause actual results or events to differ materially from those that may be expressed or implied by our forward-looking statements. Additional important factors to be considered in connection with forward-looking statements are described in the "Risk Factors" section of Biohaven's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2021, and in Biohaven's subsequent filings with the Securities and Exchange Commission. The forward-looking statements are made as of this date and Biohaven does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About NURTEC ODT

NURTEC® ODT (rimegepant) is the first and only calcitonin gene-related peptide (CGRP) receptor antagonist available in a quick-dissolve ODT formulation that is approved by the U.S. Food and Drug Administration (FDA) for the acute treatment of migraine with or without aura and the preventive treatment of episodic migraine in adults. The activity of the neuropeptide CGRP is thought to play a causal role in migraine pathophysiology. NURTEC ODT is a CGRP receptor antagonist that works by reversibly blocking CGRP receptors, thereby inhibiting the biologic activity of the CGRP neuropeptide. The recommended dose of NURTEC ODT is 75 mg, taken as needed, up to once daily to treat or every other day to help prevent migraine attacks. For more information about NURTEC ODT, visit www.nurtec.com. The most common adverse

Exhibit 99.1
reaction was nausea and abdominal pain/indigestion. Avoid concomitant administration of NURTEC ODT with strong inhibitors of CYP3A4, strong or moderate inducers of CYP3A or inhibitors of P-gp or BCRP. Avoid another dose of NURTEC ODT within 48 hours when it is administered with moderate inhibitors of CYP3A4.

Indication

NURTEC ODT orally disintegrating tablets is a prescription medicine that is used to treat migraine in adults. It is for the acute treatment of migraine attacks with or without aura and the preventive treatment of episodic migraine. It is not known if NURTEC ODT is safe and effective in children.

Important Safety Information

Do not take NURTEC ODT if you are allergic to NURTEC ODT (rimegepant) or any of its ingredients.

Before you take NURTEC ODT, tell your healthcare provider (HCP) about all your medical conditions, including if you:

◦have liver problems,
◦have kidney problems,
◦are pregnant or plan to become pregnant,
◦breastfeeding or plan to breastfeed.

Tell your HCP about all the medicines you take, including prescription and over-the-counter medicines, vitamins, and herbal supplements.

NURTEC ODT may cause serious side effects including allergic reactions, including trouble breathing and rash. This can happen days after you take NURTEC ODT. Call your HCP or get emergency help right away if you have swelling of the face, mouth, tongue, or throat or trouble breathing. This occurred in less than 1% of patients treated with NURTEC ODT.

The most common side effects of NURTEC ODT were nausea (2.7%) and stomach pain/indigestion (2.4%). These are not the only possible side effects of NURTEC ODT. Tell your HCP if you have any side effects.

Exhibit 99.1
You are encouraged to report side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088 or report side effects to Biohaven at 1-833-4Nurtec.

Please click here for full Prescribing information and Patient Information.

NURTEC and NURTEC ODT are registered trademarks of Biohaven Pharmaceutical Ireland DAC.

Neuroinnovation is a trademark of Biohaven Pharmaceutical Holding Company Ltd.

Biohaven Contact
Dr. Vlad Coric
Chief Executive Officer
Vlad.Coric@biohavenpharma.com

For Media
Mike Beyer
Sam Brown Inc.
mikebeyer@sambrown.com
312-961-2502